Exhibit 99.1

News Release

ARIAD REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS AND

PROGRESS ON STRATEGIC OBJECTIVES

Conference Call Scheduled Today at 8:30 a.m. ET

Cambridge, MA, August 5, 2015— ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) today reported financial results for the second quarter of 2015, including revenue from sales of Iclusig® (ponatinib). The Company also provided an update on key corporate initiatives and clinical-trial plans.

“During the second quarter, the Company continued strong commercial execution of Iclusig with double-digit percentage, quarter-over-quarter growth in both the U.S. and European markets. We expect additional commercial launches and positive pricing and reimbursement decisions in several European countries during the remainder of the year,” said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD.

“With our recently announced non-dilutive synthetic-royalty financing, we are able to maximize the value of brigatinib by accelerating to early next year the start of a randomized front-line trial of brigatnib vs. crizotinib,” he continued. “This trial is one of four randomized clinical trials that we expect to begin within the next two to three quarters. In addition, we are on track to achieve full patient enrollment in the ALTA pivotal trial of brigatinib in refractory non-small cell lung cancer (NSCLC), which will form the basis for an NDA filing in third quarter of next year.”

2015 Second Quarter Financial Results

Revenues

•	Net product revenues from sales of Iclusig were $27.8 million for the quarter ended June 30, 2015, an increase of 134% vs. the second quarter of 2014 and 16% vs. the first quarter of 2015. These Iclusig product revenues are comprised of revenues of $21.6 million in the U.S. and $6.2 million in Europe. U.S. sales of Iclusig increased 16% from the first quarter to the second quarter of 2015, and European sales increased 19%.

•	Shipments of Iclusig to patients in France were $2.5 million for the second quarter of 2015. Cumulative total shipments in France, taking into account the impact of foreign exchange, totaled $20.8 million through June 30, 2015. We will record revenue related to cumulative shipments in France upon completion of pricing and reimbursement negotiations in France, net of any amounts that will be refunded to the French health authorities as a result of such negotiations, which we anticipate will be completed in the fourth quarter of 2015.

Net Loss

•	Net loss for the quarter ended June 30, 2015 was $63.2 million, or $0.33 per share, compared to a net loss of $56.9 million, or $0.30 per share, for the same period in 2014.

•	Research and development (R&D) expenses were $38.7 million for the second quarter of 2015, an increase of 22% compared to the second quarter of 2014. This reflects an increase in costs for our ongoing Phase 2 ALTA trial of brigatinib and NDA-enabling pharmacology and manufacturing activities, as well as an increase in personnel and other costs in support of our continuing Iclusig R&D activities.

•	Selling, general and administrative (SG&A) expenses were $48.6 million for the second quarter of 2015, an increase of 42% compared to the second quarter of 2014. This reflects an increase in personnel costs, including the impact of severance and related costs associated with the retirement of our chief executive later this year ($2.6 million for the quarter) and an increase in legal and consulting costs, including costs associated with the preparation of this year’s proxy and related initiatives ($4.9 million for the quarter).

Cash Position

•	As of June 30, 2015, cash and cash equivalents totaled $273.9 million, compared to $352.7 million at December 31, 2014.

Financial Guidance for 2015

•	Our guidance for revenues from sales of Iclusig remains unchanged. We expect Iclusig revenues for 2015 to be in the range of $130 million to $140 million.

•	We now expect total R&D expenses for 2015 to be in the range of $177 million to $183 million, compared to our previous guidance of $185 million to $195 million. The decrease in R&D expenses is primarily attributable to a reclassification in our forecast of certain expenses from R&D to SG&A to be consistent with our financial-statement classification of such expenses.

•	Additionally, we expect total SG&A expenses for 2015 to be in the range of $166 million to $172 million, compared to our previous guidance of $135 million to $145 million for 2015. The increase in SG&A expenses is primarily attributable to the above-noted reclassification of certain expenses, as well as legal and consulting costs associated with this year’s proxy and related initiatives ($6.7 million), and severance and related costs associated with the retirement of our chief executive by year-end ($7.5 million), all of which are non-recurring expenses.

•	As a result of the revised R&D and SG&A guidance and the $50 million in funding received from PDL BioPharma, Inc. in July 2015 pursuant to a synthetic-royalty financing, we expect our cash and cash equivalents at December 31, 2015 to be at least $240 million.

Recent Progress and Key Objectives

Commercialization of Iclusig®

•	Approximately 145 new patients were treated with Iclusig in the U.S. during the second quarter of 2015, an increase of 22% compared to the first quarter of 2015.

•	At the end of the second quarter, there were approximately 870 unique prescribers of Iclusig in the U.S., an increase in the prescriber base of approximately 16% from the first quarter of 2015.

•	In Europe, we are now promoting Iclusig in the United Kingdom, France, Germany, Italy, Austria, Switzerland, The Netherlands, Luxembourg, Denmark, Norway, and Sweden. In addition, Iclusig is available for purchase and is being supplied through named-patient programs and prior authorizations in Spain, Portugal, Finland, Ireland, Turkey, and in several markets in Eastern Europe. Prior to the end of the year, we expect additional pricing and reimbursement decisions and commercial launches in additional markets across the European region.

•	In June, we announced a commercialization agreement with Paladin Labs Inc., a Canadian specialty pharmaceutical company, to distribute Iclusig in Canada for patients with Philadelphia chromosome-positive leukemias. We expect commercial launch of Iclusig in Canada during the third quarter of this year.

Iclusig Clinical Development

•	Three randomized Iclusig clinical trials are set to begin in 2015, two of which will evaluate Iclusig in earlier lines of treatment, as follows:

•	A Phase 3 trial of Iclusig in approximately 500 patients with chronic-phase chronic myeloid leukemia (CP-CML), who have experienced treatment failure after imatinib therapy.

•	A dose-ranging trial of Iclusig in approximately 450 patients with CP-CML, who have become resistant to at least two prior TKIs.

•	An early-switch trial of Iclusig in approximately 1,000 patients with CP-CML in the United Kingdom (known as the SPIRIT3 trial).

Brigatinib Clinical Development

•	Brigatinib is currently being evaluated in the global, Phase 2 pivotal ALTA trial that we anticipate will form the basis for its initial regulatory approval. We are on track to achieve full patient enrollment of approximately 220 patients in the third quarter of 2015 and to file for approval of brigatinib in the U.S. in the third quarter of 2016.

•	We recently announced a non-dilutive synthetic-royalty financing with PDL BioPharma, Inc., which provides the Company with increased financial flexibility to accelerate clinical development of brigatinib, as well as to support brigatinib commercial readiness. A randomized front-line clinical trial of brigatinib is now set to begin in early 2016. This Phase 3 trial will compare brigatinib and crizotinib in approximately 300 patients with ALK+ NSCLC, who have not received prior ALK inhibitors.

Advancing the Pipeline

•	At the end of 2014, we nominated our next internally discovered development candidate, AP32788. This orally active TKI has a unique profile against a validated class of mutated targets in NSCLC and certain other solid tumors and may address an important unmet medical need.

•	We are on track to file an investigational new drug (IND) application for AP32788 by year-end 2015 and to begin a Phase 1/2 proof-of-concept clinical trial in 2016.

Today’s Conference Call at 8:30 a.m. ET

We will hold a live webcast and conference call of our second quarter 2015 financial results this morning at 8:30 a.m. ET. The live webcast can be accessed by visiting the investor relations section of the Company’s website at http://investor.ariad.com. The call can be accessed by dialing 888-311-8173 (domestic) or 330-863-3376 (international) five minutes prior to the start time and providing the pass code 76034435. A replay of the call will be available on the ARIAD website approximately two hours after completion of the call and will be archived for three weeks.

About Iclusig® (ponatinib) tablets

Iclusig is a kinase inhibitor. The primary target for Iclusig is BCR-ABL, an abnormal tyrosine kinase that is expressed in chronic myeloid leukemia (CML) and Philadelphia-chromosome positive acute lymphoblastic leukemia (Ph+ ALL). Iclusig was designed using ARIAD’s computational and structure-based drug-design platform specifically to inhibit the activity of BCR-ABL. Iclusig targets not only native BCR-ABL but also its isoforms that carry mutations that confer resistance to treatment, including the T315I mutation, which has been associated with resistance to other approved TKIs.

Iclusig is approved in the U.S., EU, Australia, Switzerland, Israel and Canada.

In the U.S., Iclusig is a kinase inhibitor indicated for the:

•	Treatment of adult patients with T315I-positive chronic myeloid leukemia (chronic phase, accelerated phase, or blast phase) or T315I-positive Philadelphia chromosome positive acute lymphoblastic leukemia (Ph+ ALL).

•	Treatment of adult patients with chronic phase, accelerated phase, or blast phase chronic myeloid leukemia or Ph+ ALL for whom no other tyrosine kinase inhibitor (TKI) therapy is indicated.

These indications are based upon response rate. There are no trials verifying an improvement in disease-related symptoms or increased survival with Iclusig.

IMPORTANT SAFETY INFORMATION, INCLUDING THE BOXED WARNING

WARNING: VASCULAR OCCLUSION, HEART FAILURE, and HEPATOTOXICITY

See full prescribing information for complete boxed warning

•

Vascular Occlusion: Arterial and venous thrombosis and occlusions have occurred in at least 27% of Iclusig treated patients, including fatal myocardial infarction, stroke, stenosis of large arterial vessels of the brain, severe peripheral vascular disease, and the need for urgent revascularization procedures. Patients with and without cardiovascular risk factors, including patients less than 50 years old, experienced these events. Monitor for evidence of thromboembolism and vascular occlusion. Interrupt or stop Iclusig immediately for vascular occlusion. A benefit risk consideration should guide a decision to restart Iclusig therapy.

•	Heart Failure, including fatalities, occurred in 8% of Iclusig-treated patients. Monitor cardiac function. Interrupt or stop Iclusig for new or worsening heart failure.

•	Hepatotoxicity, liver failure and death have occurred in Iclusig-treated patients. Monitor hepatic function. Interrupt Iclusig if hepatotoxicity is suspected.

Please see the full U.S. Prescribing Information for Iclusig, including the Boxed Warning, for additional important safety information.

About ARIAD

ARIAD Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts and Lausanne, Switzerland, is an integrated global oncology company focused on transforming the lives of cancer patients with breakthrough medicines. ARIAD is working on new medicines to advance the treatment of various forms of chronic and acute leukemia, lung cancer and other difficult-to-treat cancers. ARIAD utilizes computational and structural approaches to design small-molecule drugs that overcome resistance to existing cancer medicines. For additional information, visit http://www.ariad.com or follow ARIAD on Twitter (@ARIADPharm).

Forward-Looking Statements

This press release contains forward-looking statements, each of which are qualified in their entirety by this cautionary statement. Any statements contained herein which do not describe historical facts, including, but not limited to, statements regarding: our unaudited expected second quarter 2015 financial results; our revised 2015 financial guidance; progress against our 2015 financial and business objectives; the expected timing for recording revenue for cumulative shipments of Iclusig to patients in France; the therapeutic and commercial potential of Iclusig and our other product candidates, including brigatinib and AP32788; the expected timing for commencing and completing clinical trials and for clinical trial data presentations, regulatory filings, and commercial launches of our products and product candidates; our plans for using the proceeds from our synthetic-royalty financing and the expected benefits resulting therefrom; and our expectation that our brigatinib Phase 2 ALTA trial will form the basis for its initial regulatory approval, are forward-looking statements that are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These factors, risks and uncertainties include, but are not limited to, our ability to meet anticipated clinical trial commencement, enrollment and completion dates and regulatory filing dates for our products and product candidates and to move new development candidates into the clinic; our ability to execute on our key corporate initiatives; regulatory developments and safety issues, including difficulties or delays in obtaining regulatory and pricing and reimbursement approvals to market our products; our ability to successfully commercialize and generate profits from sales of Iclusig or our other product candidates, including brigatinib, if approved; competition from alternative therapies; our reliance on the performance of third-party manufacturers and specialty pharmacies for the distribution of Iclusig; the occurrence of adverse safety events with our products and product candidates; the costs associated with our research, development, manufacturing and other activities; the conduct and results of preclinical and clinical studies of our products and product candidates, including that preclinical data and early-stage clinical data may not be replicated in later-stage clinical studies; the adequacy of our capital resources and the availability of additional funding; patent protection and third-party intellectual property claims; risks related to key employees, markets, economic conditions, health care reform, prices and reimbursement rates; and other risk factors detailed in our public filings with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise noted, these forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any of these statements to reflect events or circumstances occurring after this press release. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

CONTACTS:	For Investors	For Media
	Kendra Adams	Liza Heapes
	Kendra.adams@ariad.com	Liza.heapes@ariad.com
	(617) 503-7028	(617) 621-2315

ARIAD PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

In thousands, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Product revenue, net	$27,818	$11,881	$51,719	$19,872
License and other revenue	1,420	233	1,510	4,023

Total revenue	29,238	12,114	53,229	23,895

Operating expenses:
Cost of product revenue	488	2,395	1,183	3,683
Research and development	38,739	31,794	78,183	60,348
Selling, general and administrative	48,622	34,199	82,172	65,790

Total operating expenses	87,849	68,388	161,538	129,821

Other income (expense), net	(4,249)	(541)	(7,012)	(592)

Provision for income taxes	300	106	514	225

Net loss	$(63,160)	$(56,921)	$(115,835)	$(106,743)

Net loss per common share:
— basic and diluted	$(0.33)	$(0.30)	$(0.62)	$(0.57)

Weighted-average number of shares of common stock outstanding:
— basic and diluted	188,598	186,815	188,220	186,535

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(Unaudited)

In thousands	June 30, 2015	December 31, 2014
Cash and cash equivalents	$273,966	$352,688
Total assets	$542,977	$603,870
Total liabilities	$556,744	$523,069
Stockholders’ equity (deficit)	$(13,767)	$80,801

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION

(Unaudited)

In thousands	Six Months Ended June 30,
	2015	2014
Net cash used in operating activities	$(78,617)	$(96,095)
Net cash provided by (used in) investing activities	(2,700)	(2,010)
Net cash provided by financing activities	2,461	170,964
Effect of exchange rates on cash	134	1

Net increase in cash and cash equivalents	$(78,722)	$72,860

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